                                                                      Exhibit 11

                       ALLIED Group, Inc. and Subsidiaries
                        Computation of Per Share Earnings
                For the years ended December 31, 1995, 1994, 1993

                                                         1995                     1994                      1993
                                                  ------------------       -------------------       -------------------
Primary

Net income                                        $       52,376,829       $        47,624,996       $        39,922,421

Preferred stock dividends                                 (7,217,294)               (7,305,585)               (7,420,557)

Stock options in subsidiary                                 (387,580)                 (305,974)                 (296,391)
                                                  ------------------       -------------------       -------------------

Adjusted net income                               $       44,771,955       $        40,013,437       $        32,205,473
                                                  ==================       ===================       ===================

Earnings per share                                $             4.81       $              4.37       $              3.68
                                                  ==================       ===================       ===================

Weighted average shares outstanding                        9,204,321                 9,008,497                 8,394,366

Dilutive effective of unexercised
   stock options*                                            110,147                   146,444                   350,019
                                                  ------------------       -------------------       -------------------

     Total                                                 9,314,468                 9,154,941                 8,744,385
                                                  ==================       ===================       ===================


Fully Diluted

Net income                                        $       52,376,829       $        47,624,996       $        39,922,421

Preferred stock dividends                                 (3,515,118)               (3,515,118)               (3,515,118)

Stock options in subsidiary                                 (389,683)                 (305,974)                 (299,237)

Additional net ESOP expenses-
   assuming conversion of ESOP
     Series preferred stock                                 (168,545)                 (303,129)                 (464,762)
                                                  ------------------       -------------------       -------------------

Adjusted net income                               $       48,303,483       $        43,500,775       $        35,643,304
                                                  ==================       ===================       ===================

Earnings per share                                $             3.46       $              3.13       $              2.61
                                                  ==================       ===================       ===================

Weighted average shares outstanding                       13,834,491                13,747,731                13,276,998

Dilutive effective of unexercised
   stock option*                                             124,913                   147,423                   364,716
                                                  ------------------       -------------------       -------------------

     Total                                                13,959,404                13,895,154                13,641,714
                                                  ==================       ===================       ===================

*  Note:  Primary - Based on average market price
          Fully Diluted - Based on the higher of the average market price or the market price at December 31 of each year